LYRIS, INC., REPORTS THIRD QUARTER 2012 RESULTS

     (EMERYVILLE, CA), May 10, 2012—Lyris, Inc., (OTCBB: LYRI.OB), the global digital marketing expert, today reported results for the third quarter and first nine months of fiscal 2012.

     For the quarter ended March 31, 2012, Lyris reported revenues of $9.3 million, compared to revenues of $10.1 million in the same period a year ago and $10.6 million in the prior quarter. Revenues in the third quarter a year ago included a one-time benefit of approximately $600,000 in recognized revenues that had been previously classified as deferred revenues.

     On a GAAP basis, Lyris reported net income of $585,000, or $0.06 per diluted share, in the third quarter of 2012. This compares with a net loss of $761,000, or $0.09 per share, in the third quarter of 2012.

     On a non-GAAP basis, Lyris reported net income of $1.1 million, or $0.11 per diluted share, in the third quarter of 2012, compared to a non-GAAP net loss of $55,000, or $0.01 per share, in the same period a year ago

     The company reported adjusted EBITDA in the third quarter of 2012 of $1.4 million, compared with adjusted EBITDA of $181,000 in the same period a year ago.

     A reconciliation between GAAP and non-GAAP results and between GAAP results and adjusted EBITDA for the third quarter can be found in the attached tables and at www.lyris.com.

     “During the quarter, we continued to generate increased revenues from our Lyris HQ platform while expanding the breadth of our customer base with larger average deals and leading brand names in key markets throughout the world,” said Wolf Maasberg, chief executive officer.

     “The growing market penetration for Lyris HQ reflects the ongoing enhancements we have made to the platform, as well as our investments in our sales, marketing and customer service programs,” he added.

     Maasberg said the company is hitting its product development milestones for Lyris HQ Enterprise, the next version of the platform that is now in beta test. “Lyris HQ Enterprise will provide us a meaningful competitive advantage as we seek to further penetrate the middle market and enterprise organizations,” Maasberg said. “It is the first digital marketing solution to integrate big data capabilities in order to power meaningful engagement based on real-time customer behaviors, transactions and preferences.”

     For the first nine months of fiscal 2012, Lyris reported revenues of $29.5 million compared to revenues of $30.5 million in the first nine months of fiscal 2011.

     On a GAAP basis, Lyris reported a net loss of $10.9 million, or $1.25 per share, in the first nine months of fiscal 2012, compared to a net loss of $4.3 million, or $0.54 per share, in the same period a year ago. The results for the first nine months of 2012 include $9.4 million in charges for the impairment of goodwill and capitalized software.

     On a non-GAAP basis, the Company’s net income for the first nine months of 2012 was $854,000, or $0.10 per diluted share, compared with a non-GAAP net loss of $2.1 million, or $0.26 per share, in the same period a year ago.

     The company said adjusted EBITDA in the first nine months of 2012 was $2.1 million compared with negative EBITDA of $223,000 in the first nine months of 2011.

     A reconciliation between GAAP and non-GAAP results and between GAAP results and adjusted EBITDA for the nine months can be found in the attached tables and at www.lyris.com.

Conference Call Information

     The company will hold a conference call at 8 a.m., Pacific Daylight Time, (11 a.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (719) 325-4797, pass code 9496270, or via the company’s website at http://www.lyris.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through May 17 at (858) 384-5517, passcode 9496270, and via the company’s website at http://www.lyris.com.

Non-GAAP Financial Measures

     In this release, we use certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered a substitute for, or superior to, measure of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

     We believe that non-GAAP net income (loss), which is calculated without giving effect to acquisition-related amortization charges, stock-based compensation expense and certain other expenses provides a more meaningful measure of our quarterly operating performance than our GAAP net income (loss) figures for comparison of the company’s operating results across periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as net income (loss) on a GAAP basis, less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of the company’s cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

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About Lyris

     Lyris, Inc. is a leading global provider of digital marketing solutions that help companies engage with their customers in more meaningful ways. Lyris products and services empower marketers to design, automate and optimize data-driven interactive marketing campaigns that facilitate superior engagement, increase conversions and deliver measurable business value. Lyris' high-performance, secure and flexible digital marketing platforms, Lyris HQ and Lyris ListManager (Lyris LM), improve marketing efficiency by providing automated email delivery, robust segmentation and real-time social, mobile and interaction analytics. The Lyris solutions portfolio is comprised of both in-the-cloud and on-premises solutions - Lyris HQ, Lyris LM - combined with customer-focused services and support.

www.lyris.com.

Precautionary Statements Regarding Forward-Looking Information

     Some of the statements in this press release may include forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance. These forward-looking statements include material in quotations from management, statements about new products and product developments... Statements that include the words, “expects,” “intends,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

     All forward-looking statements involve risks and uncertainties. Accordingly, there many factors could cause actual results to differ materially from those indicated in the statements. For example, market acceptance of our products, potential delays in product development, product offerings by our competitors, and our ability to finance anticipated growth could affect our future results. Other risks and uncertainties that could cause our actual results to differ significantly from our expectations are described in our Annual Report on Form 10-K under the section entitled, “Risk Factors.” These risk factors should be read in conjunction with other cautionary statements that are included in our filings with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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     If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Contacts:

Richard McDonald

Director, Investor Relations

(610) 688-3305

rmcdonald@lyris.com

or

Neal B. Rosen

(650) 458-3014

nrosen@astound.net

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Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended
	March 31,
	2012	2011
Revenues:
Subscription revenue	$7,160	$7,638
Support and maintenance revenue	946	846
Professional services revenue	783	1340
Software revenue	374	272
Total revenues	9,263	10,096
Cost of revenues:
Subscription, software and other services	4,372	4,146
Amortization of developed technology	229	144
Total cost of revenues	4,601	4,290
Gross profit	4,662	5,806
Operating expenses:
Sales & marketing	1,729	3,110
General and administrative	2,121	2,057
Research & development	237	1,042
Amortization of customer relationship and
trade names	51	338
Total operating expenses	4,138	6,547
Income (loss) from operations	524	(741)
Interest expense	(108)	(24)
Interest income	2	3
Other (expense) income, net	(2)	(52)
Income (loss) from operations before income	416	(814)
Income tax provision (benefit)	(125)	(53)
Net income (loss)	$541	$(761)
Less: net income (loss) attributable to
noncontrolling interest	$(44)	$-
Net income (loss) attributable to Lyris, Inc.	$585	$(761)
Net income (loss) per share basic and diluted	$0.06	$(0.09)
Weighted average shares outstanding used in
calculating net loss per share:
Basic and diluted	9,418	8,082

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Nine Months Ended
	March 31,
	2012	2011
Revenues:
Subscription revenue	$21,965	$23,218
Support and maintenance revenue	2,829	2,748
Professional services revenue	3,344	3,209
Software revenue	1,354	1,368
Total revenues	29,492	30,543
Cost of revenues:
Subscription, software and other services	14,019	14,347
Amortization of developed technology	596	664
Total cost of revenues	14,615	15,011
Gross profit	14,877	15,532
Operating expenses:
Sales & marketing	7,024	10,485
General and administrative	6,817	6,362
Research & development	911	1,765
Amortization of customer relationship and
trade names	1,286	1,192
Impairment of goodwill	9,000	-
Impairment of capitalized software	385	-
Total operating expenses	25,423	19,804
Loss from operations	(10,546)	(4,272)
Interest expense	(296)	(57)
Interest income	11	12
Other (expense) income, net	(18)	(66)
Loss from operations before income taxes	(10,849)	(4,383)
Income tax provision (benefit)	61	(54)
Net loss	$(10,910)	$(4,329)
Less: net income (loss) attributable to
noncontrolling interest	$(9)	$-
Net loss attributable to Lyris, Inc.	$(10,901)	$(4,329)
Net loss per share basic and diluted	$(1.25)	$(0.54)
Weighted average shares outstanding used in
calculating net loss per share:
Basic and diluted	8,742	8,087

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	March 31,
	2012	2011
Net income (loss)	$585	$(761)
Stock-based compensation expense	194	172
Amortization of intangible assets	280	482
Other (income) expense, net	2	52

Non-GAAP net income (loss)	$1,061	$(55)

Net income (loss) per share basic and diluted	$0.11	$(0.01)

Shares used to compute net income per share:
Basic and diluted	9,418	8,082

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Nine Months Ended
	March 31,
	2012	2011
Net loss	$(10,901)	$(4,329)
Stock-based compensation expense	470	643
Amortization of intangible assets	1,882	1,856
Reversal of balance sheet reserve	-	(325)
Impairment of goodwill	9,000	-
Impairment of capitalized software	385	-
Other (income) expense, net	18	66

Non-GAAP net income (loss)	$854	$(2,089)

Net income (loss) per share basic and diluted	$0.10	$(0.26)

Shares used to compute net income per share:

Basic and diluted	8,742	8,087

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2012	2011
Net income (loss)	$585	$(761)
Interest expense/ (income), net	106	21
Income tax provision (benefit)	(125)	(53)
Depreciation and amortization	599	750

Total EBITDA	1,165	(43)

Stock-based compensation expense	194	172
Other (income) expense, net	2	52

Total Adjusted EBITDA	$1,361	$181

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Nine Months Ended
	March 31,
	2012	2011
Net loss	$(10,901)	$(4,329)
Interest expense/ (income), net	285	45
Income tax provision (benefit)	61	(54)
Depreciation and amortization	2,799	2,669

Total EBITDA	(7,756)	(1,669)

Stock-based compensation expense	470	643
Reorganization and severance expense	-	1,062
Reversal of balance sheet reserve	-	(325)
Impairment of goodwill	9,000	-
Impairment of capitalized software	385	-
Other (income) expense, net	18	66

Total Adjusted EBITDA	$2,117	$(223)

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.